AMERICAN MINING CORPORATION

970 Caughlin Crossing, Suite 100

Reno NV 89519

USA

N E W S R E L E A S E

REVOCATION OF CEASE TRADE ORDER

FOR IMMEDIATE RELEASE
October 21, 2013

Reno, Nevada – October 21, 2013 – American Mining Corporation (the "Company") is pleased to announce that the British Columbia Securities Commission ("BCSC") has granted a full revocation (the "Revocation") of the cease trade order issued by the BCSC against the Company the ("Cease Trade Order").

The Cease Trade Order was originally imposed as a result of the Company's failure to file various audited and interim financial statements and management discussion and analysis, and other continuous disclosure documents. The Company has since filed the required continuous disclosure documents, which can be reviewed on SEDAR.

The Company plans to continue to develop its business by acquiring mineral exploration rights throughout North America, exploring for commercially producible quantities of minerals, and exploiting any mineral deposits it discovers that demonstrate economic feasibility.

ON BEHALF OF THE BOARD OF DIRECTORS

Andrew Grundman
President and Director

About American Mining Corporation

American Mining Corporation (OTCQB:AMCM) is a publicly traded US exploration stage company engaged in the business of acquiring mineral exploration rights throughout North America, exploring for commercially producible quantities of minerals, and exploiting any mineral deposits that demonstrate economic feasibility.

Notice Regarding Forward-Looking Statements:

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that the company plans to continue to develop its business by acquiring mineral exploration rights throughout North America, exploring for commercially producible quantities of minerals, and exploiting any mineral deposits.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.